FOR FURTHER INFORMATION:

Exhibit 99.23

Peter B. Bedford

Hanh Kihara

Chairman of the Board and

Chief Financial Officer

Chief Executive Officer

(925) 283-8910

FOR IMMEDIATE RELEASE

BEDFORD PROPERTY INVESTORS

ANNOUNCES FOURTH QUARTER AND TWELVE MONTHS 2003 RESULTS

LAFAYETTE, CA – February 9, 2004 – Bedford Property Investors, Inc. (NYSE:BED) today announced its financial results for the fourth quarter and twelve months ended December 31, 2003.  For the twelve months of 2003, Funds From Operations (FFO) per common share was $3.04, an increase of 1% when compared to $3.02 achieved in the same period in 2002.   For the fourth quarter 2003, FFO per common share was $0.75, a decrease of 1% when compared to $0.76 achieved in the same period in 2002.  For the twelve months of 2003, diluted earnings per common share (EPS) was $1.65, a decrease of 24% when compared to $2.17 achieved in the same period in 2002.  For the fourth quarter 2003, EPS was $0.33, a decrease of 28% when compared to $0.46 achieved in the same period in 2002.

Financial Results

FFO available to common stockholders for the fourth quarter of 2003 was $12,151,000, a decrease of 3% when compared to $12,514,000 for the same period in 2002.  FFO available to common stockholders for the twelve months of 2003 was $49,723,000, or $3.04 per common share, compared to $50,083,000, or $3.02 per common share, for the same period in 2002.  FFO is a non-GAAP financial measurement used by real estate investment trusts to measure and compare operating performance.  FFO generally is defined by the National Association of Real Estate Investment Trusts as net income (loss) (computed in accordance with generally accepted accounting principles, or GAAP, in the United States of America), excluding extraordinary items such as gains (losses) from debt restructurings and sales of property, plus depreciation and amortization of assets related to real estate activities, and after adjustments for unconsolidated partnerships and joint ventures.  A reconciliation of FFO to net income, which is the most directly comparable GAAP measure, is included in the financial data accompanying this press release.

Several factors contributed to the $0.52 decrease in EPS in 2003.  There were no gain on sales in 2003, thereby reducing EPS by $0.22 compared to 2002.  The hiring of Bedford Acquisitions’ personnel effective July 1, 2002, resulted in an increase in General and Administrative expense and a corresponding decrease of $0.03 in EPS when compared to  2002.  Our voluntary adoption of the modified prospective method to expense stock options as prescribed in SFAS 148 “Accounting for Stock-Based Compensation,” effective January 1, 2003, resulted in a $0.01 decrease in EPS. Our 2003 acquisitions added $0.08 in EPS before financing costs. (The impact of SFAS 141 “Business Combinations,” which provides for the allocation of a portion of the purchase price of our assets to identifiable intangible assets or liabilities that amortize over a shorter life, resulted in additional expense of $0.14 per share when compared with our prior property depreciation method).  The remaining $0.20 decrease in EPS results from an increase in  financing costs (including preferred dividends), changes in rents, and other aspects of business operations, consistently reported.

Property Operations

As of December 31, 2003, our operating portfolio occupancy was 93%, a decrease of 1% from September 30, 2003.  During the fourth quarter of 2003, we renewed and released 424,103 square feet, or 87%, of the expiring footage.  The average change in rental rates (on a cash basis) in these new leases was a decrease of 19.6%.  This decrease was primarily attributable to a 33% decrease in the average rental rate of three new leases, totaling 200,392 square feet.  If these three transactions were removed, the average change in rental rates (on a cash basis) would have been a decrease of 9%.

For the twelve months of 2003, we renewed and released 1,172,064 square feet, or 85% of the expiring footage.  The average change in rental rates (on a cash basis) in these new leases was a decrease of 19%.

Property Disposition and Acquisition

Total acquisitions for the year 2003 amounted to 658,711 square feet of real estate for a total contract price of $85,125,000.  In the fourth quarter 2003, we acquired 408,547 square feet of real estate, which consisted of a 205,077 square-foot suburban office building in Foothill Ranch, California for $41,750,000, a 77,261 square-foot service center building in Mesa, Arizona for $6,800,000 and a 126,209 square-foot service center flex property in North Las Vegas, Nevada for $17,815,000.  These properties are expected to generate an average cash yield for the first year of 9.1%.

No sales were completed during 2003.

Financing

In the fourth quarter of 2003, we undertook a concerted effort to convert floating rate debt to fixed rate debt, which resulted in $89,127,000 of new fixed rate financing.  This financing consisted of $46.3 million of ten-year loans at an average rate of 5.63%, $27.9 million of seven-year loans at 4.95% and $11.8 million of five-year loans at 4.60%.  In connection with the property acquisition in Mesa, Arizona, we assumed $3.1 million of debt maturing in 2009 at an average interest rate of 7.12%.  The fixed-rate mortgage financing in 2003 totaled $137.6 million at an average rate interest rate of 5.43%, and a weighted average maturity of 8.9 years.  The net effect of this effort was a decrease in our variable-rate debt from 50.3% of our total debt at the beginning of 2003 to 19.6% at the end of 2003.

Stock Repurchase

During the three and twelve months ended December 31, 2003, we repurchased 110,701 and 497,730 shares of our common stock, respectively.  The average cost of the shares repurchased during the three and twelve months ended December 31, 2003 was $27.07 and $26.12, respectively, per share.  Since the inception of the repurchase program in November 1998, we have repurchased a total of 8,032,252 shares of our common stock at an average cost of $18.74 per share, which represents 35% of the shares of common stock outstanding at November 30, 1998.

Company Information

We are a self-administered equity real estate investment trust that acquires, develops, owns and operates suburban office and industrial properties.  Currently we own and manage approximately 7.8 million square feet of commercial space located in California, Arizona, Washington, Colorado and Nevada. As of December 31, 2003, we had 504 tenants.

We are traded on the New York Stock Exchange and the Pacific Exchange under the symbol “BED”, and our website is www.bedfordproperty.com.

Investors, analysts and other interested parties are invited to join our quarterly conference call on Tuesday, February 10, 2004 at 8:00 a.m. PST.  To participate, callers may dial (888) 747-3526 five minutes beforehand.  Investors also have the opportunity to listen to the conference call live on the Internet, at our website at www.bedfordproperty.com, under Investor Relations – Investor Overview, by clicking on the webcast icon.  A replay of the call is available for one week at (888) 836-6074 (Passcode #352233).

Please note:  This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that represent our current expectations and beliefs, including, among other things, our current expectations concerning the first year cash yield from the newly acquired properties.  These forward-looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to be materially different from those expressed, expected or implied by the forward-looking statements.  The risks and uncertainties that could cause our actual results to differ from management’s estimates and expectations are contained in our filings with the Securities and Exchange Commission, including our 2002 Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and our Registration Statement on Form S-3 filed with the Commission on January 23, 2004.  We do not undertake to update forward-looking information contained herein or elsewhere to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking information.

-Financial Tables Follow-

***

BEDFORD PROPERTY INVESTORS, INC.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2003 AND DECEMBER 31, 2002

(Unaudited; in thousands, except share and per share amounts)

	December 31, 2003	December 31, 2002

Assets:

Real estate investments:
Industrial buildings	$414,392	$372,105
Office buildings	375,844	336,472
Properties under development	-	2,864
Land held for development	14,071	13,747
	804,307	725,188
Less accumulated depreciation	81,638	62,562
Total real estate investments	722,669	662,626

Cash and cash equivalents	7,598	3,727
Other assets	43,352	27,978

	$773,619	$694,331

Liabilities and Stockholders’ Equity:

Bank loans payable	$ 68,978	$124,681
Mortgage loans payable	368,542	259,496
Accounts payable and accrued expenses	8,874	10,173
Dividends payable	8,319	8,222
Other liabilities	15,007	15,702

Total liabilities	469,720	418,274

Stockholders’ equity:

  Preferred stock, par value $0.01 per share; authorized

     49,195,000 shares; issued none

  Series A 8.75% Cumulative Redeemable Preferred Stock,

     par value $0.01 per share; authorized and issued 805,000

     shares in 2003 and none in 2002; stated liquidation

     preference of $40,250

	- 38,947	- -
Common stock, par value $0.02 per share; authorized 50,000,000 shares; issued and outstanding 16,311,955
shares in 2003 and 16,443,664 shares in 2002	326	329
Additional paid-in capital	289,734	293,864
Deferred stock compensation	(5,476)	(4,622)
Accumulated dividends in excess of net income	(19,721)	(13,514)
Accumulated other comprehensive income	89	-

Total stockholders’ equity	303,899	276,057

	$773,619	$694,331

BEDFORD PROPERTY INVESTORS, INC.

CONSOLIDATED STATEMENTS OF INCOME

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2003 AND 2002

(Unaudited; in thousands, except share and per share amounts)

	Three Months		Twelve Months
	2003	2002	2003	2002
Property operations:
Rental income	$28,097	$25,951	$107,954	$ 99,740
Rental expenses:
Operating expenses	5,276	4,574	19,383	17,012
Real estate taxes	2,761	2,142	10,571	8,865
Depreciation and amortization	6,864	4,979	22,743	17,209

Income from property operations	13,196	14,256	55,257	56,654

General and administrative expenses	(1,434)	(1,108)	(5,742)	(4,616)
Interest income	12	48	106	199
Interest expense	(5,802)	(5,661)	(21,956)	(20,555)

Income from continuing operations	5,972	7,535	27,665	31,682

Discontinued operations:
Income from operating properties sold, net	-	-	-	746
Gain on sale of operating properties	-	-	-	3,575

Income from discontinued operations	-	-	-	4,321

Net income	5,972	7,535	27,665	36,003

Preferred dividends – Series A	(685)	-	(685)	-

Net income available to common shareholders	$ 5,287	$ 7,535	$ 26,980	$ 36,003

Income per common share - basic:
Income from continuing operations	$ 0.33	$ 0.47	$ 1.69	$ 1.95
Income from discontinued operations	-	-	-	0.27
Net income available to common shareholders	$ 0.33	$ 0.47	$ 1.69	$ 2.22

Weighted average number of shares – basic	15,833,209	16,188,139	16,010,659	16,240,722

Income per common share - diluted:
Income from continuing operations	$ 0.33	$ 0.46	$ 1.65	$ 1.91
Income from discontinued operations	-	-	-	0.26
Net income available to common shareholders	$ 0.33	$ 0.46	$ 1.65	$ 2.17

Weighted average number of shares – diluted	16,156,283	16,509,319	16,336,369	16,604,069

BEDFORD PROPERTY INVESTORS, INC.

RECONCILIATION OF NET INCOME AVAILABLE TO COMMON SHAREHOLDERS

TO FUNDS FROM OPERATIONS

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2003 AND 2002

 (Unaudited; in thousands, except share and per share amounts)

	Three Months		Twelve Months
	2003	2002	2003	2002

Net income available to common shareholders	$ 5,287	$ 7,535	$ 26,980	$ 36,003
Adjustments:
Depreciation and amortization:
Continuing operations	6,864	4,979	22,743	17,209
Discontinued operations	-	-	-	446
Gain on sale of operating properties	-	-	-	(3,575)

Funds from Operations (FFO) (1)	$ 12,151	$ 12,514	$ 49,723	$ 50,083

FFO per share – diluted	$ 0.75	$ 0.76	$ 3.04	$ 3.02

Weighted average number of shares – diluted	16,156,283	16,509,319	16,336,369	16,604,069

(1)

Our management considers FFO to be one measure of the performance of an equity real estate investment trust (REIT).  Presentation of this information provides the reader with an additional measure to compare the performance of REITs.  FFO generally is defined by the National Association of Real Estate Investment Trusts as net income (loss) (computed in accordance with accounting principles generally accepted in the United States of America), excluding extraordinary items such as gains (losses) from debt restructurings and sales of property, plus depreciation and amortization of assets related to real estate activities, and after adjustments for unconsolidated partnerships and joint ventures.  FFO as set forth in the table above has been computed in accordance with this definition.  FFO does not represent cash generated by operating activities in accordance with accounting principles generally accepted in the United States of America; it is not necessarily indicative of cash available to fund cash needs and should not be considered as an alternative to net income (loss) as an indicator of our operating performance or as an alternative to cash flow as a measure of liquidity.  FFO as disclosed by other REITs may not be comparable to our presentation.